Exhibit 1.1

SALES AGENCY FINANCING AGREEMENT

This Sales Agency Financing Agreement (this “Agreement”), is dated as of December 1, 2015, by and between AVALONBAY COMMUNITIES, INC., a Maryland corporation (the “Company”), and [•], a registered broker-dealer organized under the laws of Delaware (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares hereunder, “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares hereunder, the “Forward Seller,” and as purchaser under any Forward Contract, the “Forward Purchaser”).

THE PARTIES HERETO ENTER INTO THIS AGREEMENT ON THE BASIS OF THE FOLLOWING FACTS, UNDERSTANDINGS AND INTENTIONS:

A. The Company has authorized and proposes to issue and sell, in the manner contemplated by this Agreement, Shares (as defined herein) with an aggregate Sales Price of up to $1,000,000,000 upon the terms and subject to the conditions contained herein.

B. Sales Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts to sell the Issuance Shares offered by the Company upon the terms and subject to the conditions contained herein.

C. The Forward Seller has been appointed by the Company and the Forward Purchaser as its agent to sell the Forward Hedge Shares and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts to sell the Forward Hedge Shares to be borrowed by the Forward Purchaser and offered by the Company upon the terms and subject to the conditions contained herein.

D. The Company has also entered into sales agency financing agreements (each, an “Alternative Sales Agency Agreement”), each dated of even date herewith, with each of [Goldman, Sachs & Co., Wells Fargo Securities, LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., UBS Securities LLC, J.P. Morgan Securities LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC] (or its respective affiliates) (each in its capacity as sales agent, forward seller and forward purchaser thereunder, an “Alternative Sales Agent”), for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time through the applicable Alternative Sales Agents of Shares on the terms set forth in the applicable Alternative Sales Agency Agreements.  This Agreement and the Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.”  The aggregate number of Shares to be sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein).

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                             Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Accountants” has the meaning set forth in Section 3.07.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period.

“Actual Sold Issuance Amount” means, for any Issuance Selling Period for any Issuance, the number of Issuance Shares that Sales Agent has sold during such Issuance Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Alternative Sales Agency Agreement” has the meaning set forth in the Recitals.

“Alternative Sales Agent” has the meaning set forth in the Recitals.

“Applicable Time” means the time of sale of any Shares pursuant to this Agreement.

“Bylaws” has the meaning set forth in Section 3.05.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“CERCLA” means the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.).

“Charter” has the meaning set forth in Section 3.05.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comfort Letter Request Date” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earlier to occur of (x) the date on which Sales Agent and the Alternative Sales Agents in the aggregate shall have sold the Maximum Program Amount pursuant to the Sales Agency Agreements or (y) the date this Agreement is terminated pursuant to Article VII.

“Common Stock” shall mean the Company’s Common Stock, $0.01 par value per share.

“Communities” has the meaning set forth in Section 3.16.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Contracts” has the meaning set forth in Section 3.17.

“Controlling Persons” has the meaning set forth in Section 6.01.

“DWAC” has the meaning set forth in Section 2.04.

“Environmental Laws” has the meaning set forth in Section 3.27.

“ERISA” has the meaning set forth in Section 3.32.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” has the meaning set forth in Section 3.26.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Floor Price” means the minimum price per share set by the Company in the Transaction Notice below which Sales Agent (in the case of an Issuance) or the Forward Seller (in the case of a Forward) shall not sell Issuance Shares or Forward Hedge Shares, as the case may be, during the relevant Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00.

“Forward” means the transaction resulting from each occasion on which the Company elects to exercise its right to deliver a Transaction Notice specifying that it relates to a “Forward” and requiring the Forward Seller to use commercially reasonable efforts to sell the Forward Hedge Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to a “Forward” is deemed delivered pursuant to Section 2.03(b) hereof.

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller with respect to any Forward as specified in the Transaction Notice for such Forward, which may not exceed $150,000,000 without the prior written consent of the Forward Seller, which consent may be withheld in the Forward Seller’s sole discretion.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed to between the Company and the Forward Seller, not to exceed 2%.

“Forward Hedge Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to a “Forward”) following the Trading Day on which such Transaction Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 3 of, the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence.

“Forward Hedge Settlement Date” means the third (3rd) Trading Day immediately following the sale of any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser and offered and sold by the Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.

“General Disclosure Package” has the meaning set forth in Section 3.02.

“Hazardous Materials” has the meaning set forth in Section 3.28.

“Incorporated Documents” has the meaning set forth in Section 3.03.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Transaction Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and requires Sales Agent to use commercially reasonable efforts to sell the Issuance Shares as specified in such Transaction Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by Sales Agent with respect to any Issuance as specified in the Transaction Notice for such Issuance, which may not exceed $150,000,000 without the prior written consent of Sales Agent, which may be withheld in Sales Agent’s sole discretion.

“Issuance Date” means any Trading Day during the Commitment Period that a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Price” means the Sales Price less the Issuance Selling Commission.

“Issuance Selling Commission” means a mutually agreed rate, not to exceed 2% of the Sales Price of Issuance Shares sold during a Selling Period.

“Issuance Selling Period” means the period of one to 20 consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Transaction Notice specifying that it relates to an “Issuance”) following the Trading Day on which a Transaction Notice specifying that it relates to an “Issuance” is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Issuance Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, the third (3rd) business day following each Trading Day during the applicable Issuance Selling Period, when the Company shall deliver to Sales Agent the amount of Issuance Shares sold on such Trading Day and Sales Agent shall deliver to the Company the Issuance Price received on such sales.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Alternative Sales Agency Agreements.

“Issuer Free Writing Prospectus” has the meaning set forth in Section 2.05.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Sale Transactions, dated as of the date hereof, by and between the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Material Adverse Effect” means a material adverse effect on the business, assets, operations, properties, prospects or  condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

“Maximum Program Amount” means Shares with an aggregate Sales Price of $1,000,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement).

“Money Laundering Laws” has the meaning set forth in Section 3.41.

“OFAC” has the meaning set forth in Section 3.42.

“Officer’s Certificate Request Date” has the meaning set forth in Section 4.09.

“Opinion Request Date” has the meaning set forth in Section 4.07.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Partnership” has the meaning set forth in Section 3.28.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Pricing Supplement” has the meaning set forth in Section 3.01.

“Principal Market” means the New York Stock Exchange.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k).

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.07.

“REIT” has the meaning set forth in Section 3.31.

“Request Date” means each Comfort Letter Request Date, each Officer’s Certificate Request Date and each Opinion Request Date.

“Rule 102” has the meaning set forth in Section 4.11.

“Sales Agency Agreements” has the meaning set forth in the Recitals.

“Sales Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by Sales Agent or the Forward Seller on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” means Issuance Shares and Forward Hedge Shares, as applicable. Where the context requires, the term “Shares” as used herein shall include the definition of the same under the Alternative Sales Agency Agreements.

“Stand Off Period” has the meaning set forth in Section 4.10.

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Transaction” means any Issuance or any Forward.

“Transaction Date” means any Issuance Date or any Forward Date.

“Transaction Notice” means a written notice to Sales Agent or the Forward Seller delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

ARTICLE II
ISSUANCES AND FORWARDS

Section 2.01                             Transactions.  (i) Upon the terms and subject to the conditions of this Agreement, the Company may issue Issuance Shares through Sales Agent, and Sales Agent shall use commercially reasonable efforts to sell Issuance Shares, with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Forward Hedge Shares previously sold under the Sales Agency Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to an “Issuance,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Issuance Shares sold under the Sales Agency Agreements, plus the aggregate Sales Prices for any Forward Hedge Shares previously sold under the Sales Agency Agreements,  equals the Maximum Program Amount, or this Agreement is otherwise terminated.  Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of a Transaction Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice.  Sales Agent will use commercially reasonable efforts to provide written confirmation to the Company not later than 6:00 p.m. Eastern Time on the Issuance Date, and will in no event provide such confirmation later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder. Such written confirmation will set forth the portion of the Actual Sold Issuance Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.  Sales Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein.  The Company acknowledges and agrees that (i) there can be no assurance that Sales Agent will be successful in selling Issuance Shares and (ii) Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by Sales Agent to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01.  In acting hereunder, Sales Agent will be acting as agent for the Company and not as principal.

(ii)                                  In addition, upon the terms and subject to the conditions of this Agreement and the Master Forward Confirmation, the Forward Purchaser may borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge each Forward, and the Forward Seller shall use commercially reasonable efforts to sell Forward Hedge Shares with an aggregate Sales Price of up to the Maximum Program Amount, less the aggregate Sales Price for any Issuance Shares previously sold under the Sales Agency Agreements, based on and in accordance with such number of Transaction Notices, each specifying that it relates to a “Forward,” as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Forward Hedge Shares sold under the Sales Agency Agreements, plus the aggregate Sales Prices for any Issuance Shares previously sold under the Sales Agency Agreements, equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement and the Master Forward Confirmation, upon the delivery of a Transaction Notice specifying that it relates to a “Forward,” and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation (including without limitation as a result of any event described in clause (x) or (y) of the proviso contained in the definition of Forward Hedge Selling Period), the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares into the Principal Market, and otherwise in accordance with the terms of such Transaction Notice.

(iii)                               The Forward Seller will provide written confirmation to the Company and the Forward Purchaser no later than the opening of the Trading Day next following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such Trading Day, the corresponding Sales Price and the Forward Hedge Price payable to the Forward Purchaser in respect thereof. Each of the Company and the Forward Purchaser acknowledges and agrees that: (A) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (B) the Forward Seller will incur no liability or obligation to the Company, the Forward Purchasers, or any other Person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2.01 and (C) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller, or any other Person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2.01. In acting hereunder, the Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(iv)                              No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 5.03), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days or months set forth opposite the caption “Term” in the Transaction Notice for such Forward, which number of days or months shall in no event be less than three months nor more than two years), the “Initial Forward Price” for such Forward, the “Spread” for such Forward, the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward, the “Maximum Stock Loan Rate” for such Forward, the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Transaction Notice for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Transaction Notice for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Transaction Notice for such Forward).

(v)                                 Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use commercially reasonable efforts to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the last paragraph of Section 3 of the Master Forward Confirmation.

(b)                                 Method of Offer and Sale.  The Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network.  Nothing in this Agreement shall be deemed to require any party to agree to the method of offer and sale specified in clause (1) above, and any party may withhold its consent thereto in such party’s sole discretion.

(c)                                  Transactions.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which (x) the conditions set forth in Section 5.01 and Section 5.02 hereof have been satisfied and (y) no event described in clause (x) or clause (y) of the proviso contained in the definition of Forward Hedge Selling Period shall have occurred, the Company may exercise an Issuance by the delivery of a Transaction Notice specifying that it relates to an “Issuance,” executed by the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice President-Finance or the Treasurer of the Company, to Sales Agent.  The number of Issuance Shares that Sales Agent shall use commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount.  Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 have been satisfied, the Company may exercise its right to call for a Forward by the delivery of a Transaction Notice specifying that it relates to a “Forward,” executed by the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice President-Finance or the Treasurer of the Company, to the Forward Seller and the Forward Purchaser. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount. Each sale of Forward Hedge Shares will be settled as between the Forward Seller and the Forward Purchaser on each applicable Forward Hedge Settlement Date following the relevant Forward Date.

Section 2.02                             Effectiveness.  The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence.  At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the Master Forward Confirmation and the consummation of the transactions contemplated hereby and thereby, which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement and the Master Forward Confirmation for or on behalf of the Company; (ii) the Company shall deliver to Sales Agent and the Forward Seller a certificate executed by the Chief Executive Officer, the President or any Senior Vice-President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement and the Master Forward Confirmation are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Goodwin Procter LLP, counsel to the Company, shall deliver to Sales Agent and the Forward Seller opinions and a negative assurance letter, dated the date of the Closing and addressed to Sales Agent and the Forward Seller, substantially in the forms of Exhibit B-1, Exhibit B-2, Exhibit C and Exhibit D attached hereto; (iv) O’Melveny & Myers LLP, counsel to Sales Agent and the Alternative Sales Agents, shall deliver to Sales Agent, the Alternative Sales Agents and the Forward Seller an opinion, dated the date of the Closing and addressed to Sales Agent, the Alternative Sales Agents and the Forward Seller, substantially in the form of Exhibit E attached hereto; (v)  Ernst & Young LLP shall deliver to Sales Agent and the Forward Seller a letter, dated the Closing Date, in form and substance satisfactory to Sales Agent; and (vi) the Company shall pay the  expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by Sales Agent in writing prior to the Closing.

Section 2.03                             Mechanics of Issuances.

(a)                                 Transaction Notice.  On any Trading Day during the Commitment Period, the Company may deliver a Transaction Notice to Sales Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward), subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount or Forward Hedge Amount, as the case may be, for each Transaction as designated by the Company in the applicable Transaction Notice shall in no event exceed $150,000,000 for any Issuance or Forward, as the case may be, without the prior written consent of Sales Agent or the Forward Seller, as applicable, which may be withheld in Sales Agent’s or the Forward Seller’s sole discretion and (2) notwithstanding anything in this Agreement or the Master Forward Confirmation to the contrary, none of the Forward Purchaser, Sales Agent or the Forward Seller shall have any further obligations with respect to any Transaction Notice if and to the extent the aggregate Sales Price of the Shares sold pursuant thereto, together with the aggregate Sales Price of the Shares previously sold under the Sales Agency Agreements, shall exceed the Maximum

Program Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Transaction Notice subject to compliance with the limitations set forth in this Agreement; provided, however, that (i) the Company may not amend the Issuance Amount or Forward Hedge Amount, as the case may be, if such amended Issuance Amount or Forward Hedge Amount, as applicable, is less than the Actual Sold Issuance Amount or Actual Sold Forward Amount, as the case may be, as of the date of such amendment; (ii) the Company may not amend the “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as the case may be, if such amended “Number of Days in the Issuance Selling Period” or “Number of Days in the Forward Hedge Selling Period,” as applicable, is less than the number of days that have previously transpired (in whole or on part) in such Selling Period as of the date of such amendment; (iii) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to a “Forward” to be a Transaction Notice specifying that it relates to an “Issuance”; (iv) the Company shall not have the right to amend a Transaction Notice initially specifying that it relates to an “Issuance” to be a Transaction Notice specifying that it relates to a “Forward”; and (v) no reduction in the Floor Price shall cause any sales of Shares executed pursuant to such Transaction Notice prior to the date of receipt of such amendment to be a breach of the terms hereof.

(b)                                 Delivery of Transaction Notice.  A Transaction Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by Sales Agent (in the case of a Transaction Notice specifying that it relates to an “Issuance”) or by the Forward Seller and the Forward Purchaser (in the case of a Transaction Notice specifying that it relates to a “Forward”). No Transaction Notice may be delivered other than on a Trading Day during the Commitment Period, no Transaction Notice may be delivered during an Issuance Selling Period or Forward Hedge Selling Period specified in a previously delivered Transaction Notice, no more than one Transaction Notice may be delivered on any single Trading Day and no Transaction Notice specifying that it relates to a “Forward” may be delivered if either (x) an ex-dividend date or ex-date, as applicable, for any dividend or distribution payable by the Company on the Common Stock is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period, (y) the Company is party to a Forward Contract with any other Alternative Sales Agent and such Forward Contract has not matured and settled, been terminated, been cancelled or otherwise been unwound prior to the delivery of such Transaction Notice or (z) such Transaction Notice, together with all prior Transaction Notices delivered by the Company relating to a “Forward” hereunder and under any other Alternative Sales Agency Agreements, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any other Alternative Sales Agent exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(c)                                  Floor Price.  Neither Sales Agent nor the Forward Seller shall sell Issuance Shares or Forward Hedge Shares, as the case may be, below the Floor Price during any Selling Period, and, subject to clause (iii) of the proviso to the last sentence of Section 2.03(a), such Floor Price may be adjusted by the Company at any time during any Selling Period upon written notice to Sales Agent or the Forward Seller, as the case may be, and confirmation to the Company by Sales Agent or the Forward Seller, as the case may be.

(d)                                 Trading Guidelines.  The Company consents to Sales Agent trading in the Company’s Common Stock for Sales Agent’s own account and the Forward Seller trading in the Company’s Common Stock for the Forward Purchaser’s own account and, in each case, for the account of its respective clients at the same time as sales of Shares occur pursuant to this Agreement; provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

Section 2.04                             Settlements.  (a) Subject to the provisions of Article V, on or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Sales Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian System (“DWAC”), or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Issuance Settlement Date.  If the Company defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that it will (i) hold Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to Sales Agent any Issuance Selling Commission to which it would otherwise have been entitled absent such default.  The parties acknowledge and agree that, in performing its obligations under this Agreement, Sales Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

(b)                                 Subject to the provisions of Article V, on or before each Forward Hedge Settlement Date, the Forward Purchaser shall, or shall cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account at The Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by the Forward Seller and the Forward Purchaser and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradable and transferable, the Forward Seller shall deliver the related aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

Section 2.05                             Use of Free Writing Prospectus.  None of the Company, Sales Agent, the Forward Purchaser or the Forward Seller has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Shares contemplated by this Agreement (any such free writing prospectus being referred to herein as an “Issuer Free Writing Prospectus”).

Section 2.06                             Alternative Sales Agents.  The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of Sales Agent or the Forward Seller, as the case may be, or the respective Alternative Sales Agents on any single given day, but in no event by more than one, and the Company shall in no event request that Sales Agent or the Forward Seller, as the case may be, and any other Alternative Sales Agent sell Shares on the same day.

Section 2.07                             Exemption from Regulation M.  If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other parties and sales of Common Stock under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Section 2.08                             Distributions under Regulation M.  Notwithstanding any other provision of this Agreement or the Master Forward Confirmation, in the event the Company engages Sales Agent or the Forward Seller for a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and Sales Agent or the Forward Seller, as the case may be, will agree to compensation that is customary for Sales Agent or the Forward Seller, as the case may be, with respect to such transactions.

Section 2.09                             Material Non-Public Information.  Notwithstanding any other provision of this Agreement, Sales Agent and the Forward Seller shall not be obligated to sell, and the Forward Purchaser shall not be obligated to borrow and deliver to the Forward Seller, any Shares hereunder during (a) any period in which it reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information or (b) during the fourteen (14) calendar days prior to any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, Sales Agent, the Forward Seller and the Forward Purchaser, that as of the Closing Date, each Transaction Date, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07), each Request Date and each Applicable Time:

Section 3.01                             Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “AVB,” and the Shares have been listed on the Principal Market prior to delivery of the first Transaction Notice hereunder.  The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and the Master Forward Confirmation and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months.  The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-202185; the “Original Registration Statement”), to be used in connection with, among other securities, the public offering and sale of Common Stock, including the Shares of the Company.  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of continuing the offering of the Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date or for the purpose of registering additional Shares to be sold pursuant to this Agreement),  and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to the Shares  (each, a “Pricing Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to Sales Agent or the Forward Seller by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to Sales Agent or the Forward Seller for such use.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement.  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

Section 3.02                             Registration Statement and Prospectus.  The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus (and any amendment or supplement thereto) and the applicable Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and the Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to Sales Agent, the Forward Seller and the Forward Purchaser furnished to the Company in writing by Sales Agent, the Forward Seller or the Forward

Purchaser expressly for use in the Registration Statement, the Prospectus and the General Disclosure Package and any amendment or supplement thereto.

Section 3.03                             Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package (the “Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04                             Organization, Power and Authority of Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and Prospectus.  The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified, considering all such cases in the aggregate, will not have a Material Adverse Effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

Section 3.05                             Organization, Power and Authority and Capitalization of Subsidiaries.  As of the date of this Agreement, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act).  Each of the Company’s subsidiaries is an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company, is validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation, and each of the Company’s subsidiaries has full power and authority to conduct all the activities conducted by it, to  own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and the Prospectus, except in each case where any such failure, considering all such cases in the aggregate, will not have a Material Adverse Effect.  Each of the Company’s subsidiaries is duly licensed or qualified to do business in good standing as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified, considering all such cases in the aggregate, will not have a Material Adverse Effect.  Except for the stock or other interests in the subsidiaries or as disclosed in the Registration Statement or the Prospectus,  the Company does not own, directly or indirectly, or have any direct or indirect ownership interest in any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, trust, association or other entity where such interest is individually material to the Company.  Complete and correct copies of the charter of the Company, as amended through the date hereof (collectively, the “Charter”), and the bylaws of the Company, as amended through the date hereof (the “Bylaws”), have been delivered to counsel for Sales Agent and counsel for the Forward Seller.  Except as otherwise described in the Registration Statement or the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than such liens, charges, encumbrances, security interests, restrictions or claims that are described in the Prospectus and would not have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06                             Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus and the General Disclosure Package and except for shares of Common Stock to be issued to certain employees in connection with the deferment of income, shares of Common Stock issuable pursuant to awards granted or to be granted under the Company’s 2009 Stock Option and Incentive Plan or the Company’s 1994 Stock Incentive Plan, as amended and restated, shares of Common Stock issuable under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan, shares of Common Stock issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan and shares of Common Stock issuable upon redemption or conversion of units of limited partnership interests, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.07                             Financial Statements.  Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and (iii) the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.  No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the Registration Statement, the Prospectus or the General Disclosure Package.  Ernst & Young LLP (together with any other nationally recognized accounting firm that the Company may from time to time engage, the “Accountants”), who have reported on the financial statements and schedules which are audited, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.  The statements included in the Registration Statement with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Securities Act are true and correct in all material respects.

Section 3.08                             Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 3.09                             Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.  Except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, since the end of the Company’s most recently completed fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company is not aware of any material weaknesses in the Company’s internal controls.

Section 3.10                             Shares.  The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement or the Master Forward Confirmation, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights under the Charter or Bylaws of the Company or the Maryland General Corporation Law.  Upon issuance, the Shares will conform in all material respects to the statements relating thereto contained in the Prospectus and the General Disclosure Package.  Upon payment of the purchase price and delivery of the Shares in accordance with this Agreement and the Master Forward Confirmation (which may include net share settlement or combination settlement), as the case may be, each of the purchasers thereof will receive good, valid and marketable title to such Shares, free and clear of all liens, charges and encumbrances.

Section 3.11                             Sale of Shares.  Immediately after any sale of Shares by the Company or the Forward Seller hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company and offered and sold by the Forward Seller, in each case, hereunder will not exceed the aggregate amount of Common Stock  registered under the Registration Statement (in this regard, the Company acknowledges and agrees that neither Sales Agent nor the Forward Seller shall have responsibility for maintaining records with respect to the aggregate amount of Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.12                             The Agreements.  The Company has the corporate power and authority to enter into each of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” and to issue the Shares; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, the Master Forward Confirmation and any “Supplemental Confirmation” and the consummation by it of the transactions contemplated hereby has been duly and validly taken.  Each of this Agreement and the Master Forward Confirmation has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  Any “Supplemental Confirmation” will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. Neither the execution, delivery and performance of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation nor the consummation of the transactions contemplated hereby and thereby constitutes a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the Communities (as defined below) or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, the Charter or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or any material contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their property may be bound or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or the business or properties of the Company or any of its subsidiaries, except as disclosed in the Prospectus.

Section 3.13                             No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company or its subsidiaries taken as a whole, or (except for regular quarterly dividends on the Company’s Common Stock and except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any change, or any development involving a prospective change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement or incurred any liability or obligation, direct or contingent; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package; except, in the case of each of clauses (i), (ii) or (iii), such as would have a Material Adverse Effect.

Section 3.14                             Company Not an Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Section 3.15                             Use of Proceeds.  The Company will use the net proceeds from the offering of Shares and the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation in the manner specified in the Prospectus under “Use of Proceeds.”

Section 3.16                             No Material Actions or Proceedings.  Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such or any of the “Current Communities,” the “Development Communities” or the “Redevelopment Communities” (each as defined in the Prospectus and collectively, the “Communities”) before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement and the Master Forward Confirmation; and there are no statutes or regulations or current, pending or, to the Company’s knowledge, threatened, legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.17                             Filing and Enforceability of Contracts.  There are no contracts or documents of a character required under the Securities Act to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not so described in the Registration Statement, the Prospectus and the General Disclosure Package or filed as exhibits to the Registration Statement (the “Contracts”).  All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the other parties thereto, enforceable against such parties in accordance with the terms thereof, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States.

Section 3.18                             Compliance With Law.  Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties where the failure to comply would, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, and upon consummation of the transactions contemplated under this Agreement and the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, none of them will be, in default under any contract to which the Company or any of its subsidiaries is a party the violation of which would, individually or in the aggregate, have a Material Adverse Effect, and no other party under any such contract is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its Charter or Bylaws; except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and each of its subsidiaries have, or upon the Closing Date will have, all governmental licenses (including, without limitation, a California real estate brokerage license and/or a California general contractor’s license, if applicable), permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are, necessary for the ownership or lease of their respective properties or required to carry on their respective business as contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

Section 3.19                             No Further Consents Required.  No consent, approval, authorization or order of, or filing with, any court or arbitrator or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, in connection with the issuance or sale of the Shares by the Company or in connection with the offer and sale of Shares by the Forward Seller, except such as may be required by the federal securities laws or the securities or Blue Sky laws of the various states in connection with the transactions contemplated hereby or thereby, or for such as have been obtained and delivered to the Representatives, counsel for Sales Agent and counsel for the Forward Seller as of the date of this Agreement.

Section 3.20                             Title to Properties.  The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus or the Registration

Statement, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record.  All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein.  Except as is disclosed in the Registration Statement or the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Prospectus as leased by it, (ii) no tenant under any of the leases pursuant to which the Company or any subsidiary leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (iii) the use and occupancy of each of the properties of the Company and its subsidiaries complies with all applicable codes and zoning laws and regulations, (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (v) the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries.

Section 3.21                             Mortgages; Community Matters.  Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company.  To the knowledge of the Company and except as disclosed in the Registration Statement and the Prospectus, (i) the present use and occupancy of each of the Communities complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect, and (ii) there is no pending or, to the Company’s knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a Material Adverse Effect.

Section 3.22                             Title Insurance.  Title insurance in favor of the mortgagee, the Company or its subsidiaries is maintained with respect to each of the Communities, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company and its subsidiaries of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

Section 3.23                             Accuracy of Company’s Statements.  No statement, representation, warranty or covenant made by the Company in this Agreement or the Master Forward Confirmation or made in any certificate or document required by this Agreement or the Master Forward Confirmation to be delivered to Sales Agent, the Forward Seller and/or the Forward Purchaser, as the case may be, was or will be, when made, inaccurate, untrue or incorrect.

Section 3.24                             No Price Stabilization or Manipulation.  Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

Section 3.25                             No Labor Disputes.  No labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company after due inquiry and investigation, is contemplated or threatened, which, in either case, would have a Material Adverse Effect.

Section 3.26                             No Unlawful Contributions.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus which has not been so disclosed; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.27                             Compliance With Environmental Laws.  As of the Closing Date, and any Transaction Date or Settlement Date, as the case may be, the Company and each of its subsidiaries (i) will be in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below) or hazardous or toxic wastes, pollutants or contaminants (the “Environmental Laws”); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.28                             Hazardous Materials.

(a)                                 None of the Company or any partnership or other subsidiary that owns a Community (each a “Partnership” and collectively, the “Partnerships”) has at any time and, to the best knowledge of the Company after due inquiry and investigation, no other party has at any time handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the

Communities, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.

(b)                                 None of the Company or the Partnerships, to the best knowledge of the Company after due inquiry and investigation, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

(c)                                  None of the Company or the Partnerships to the best knowledge of the Company after due inquiry and investigation, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, Environmental Laws, CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

Section 3.29                             Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.30                             Property and Casualty Insurance.  The Company and its subsidiaries have insurance as described in the Prospectus covering their respective properties, operations, personnel and businesses, which insurance (other than earthquake insurance) is in amounts and insures against such losses and risks as are prudent and customary to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  The Company maintains earthquake insurance on the Communities to the extent described in the Prospectus.  Neither the Company nor any subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

Section 3.31                             REIT Status.  The Company has elected to be taxed as a “real estate investment trust” (a “REIT”) under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, unless the Board of Directors of the Company determines that it is no longer in the best interest of the Company to continue to be so qualified.

Section 3.32                             No Plan Assets.  Neither the assets of the Company nor its subsidiaries constitute, nor will such assets as of the Closing Date, and any Transaction Date or Settlement Date, as the case may be, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Section 3.33                             Distribution of Offering Materials.  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus approved by Sales Agent or the Forward Seller, as the case may be, or other materials, if any, permitted by the Securities Act.

Section 3.34                             Form S-3 Eligibility. The Company satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the Securities Act.

Section 3.35                             Insider Trading Policy.  Under the Company’s insider trading policy, officers and directors of the Company may not sell or otherwise dispose of securities of the Company without pre-approval from the Company.

Section 3.36                             Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.37                             Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

Section 3.38                             No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

Section 3.39                             Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and, except as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in all cases as would not have a Material Adverse Effect.

Section 3.40                             Compliance With ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

Section 3.41                             Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering

Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in all cases as would not have a Material Adverse Effect.

Section 3.42                             Compliance with OFAC.  None of the Company, any of its subsidiaries, directors or officers or, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory that, at the time of such financing, is the subject of any OFAC sanctions.

Section 3.43                             No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not have a Material Adverse Effect.

Section 3.44                             No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries, Sales Agent or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

Section 3.45                             No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance or sale of the Shares.

Section 3.46                             Margin Rules.  Neither the issuance, sale or delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus and the General Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 3.47                             Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus and the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.48                             Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus and the General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

Section 3.49                             Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.50                             Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act and at the times specified in the Securities Act in connection with the transactions contemplated hereby.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

Section 3.51                             Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to Sales Agent, the Forward Seller and the Forward Purchaser, counsel for Sales Agent or counsel for the Forward Seller in connection with an Transaction shall be deemed a representation and warranty by the Company to Sales Agent, the Forward Seller and the Forward Purchaser, as the case may be, as to the matters covered thereby on the date of such certificate.

Section 3.52                             Non-Affiliated Market Capitalization.  As of the Effective Date, the aggregate market value of the Voting Stock held by non-affiliates of the Company (computed using the price at which the Common Stock was last sold as of a date within sixty (60) days prior to such date) exceeds $150 million.

Section 3.53                             No Association with FINRA.  Neither the Company nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of FINRA.

Section 3.54                             ActivelyTraded Security.  Except under circumstances where the Company has provided parties with the notice required pursuant to Section 2.07 of this Agreement, the Common Stock are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

ARTICLE IV
COVENANTS

The Company covenants and agrees during the term of this Agreement and the Master Forward Confirmation (including the term of each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation) with Sales Agent, the Forward Seller and the Forward Purchaser as follows:

Section 4.01                             Registration Statement and Prospectus.

(a)                                 To make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares or (y) by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus; provided, that the Company will give prior written notice to Sales Agent, the Forward Seller and the Forward Purchaser of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of a Transaction Notice and prior to the related Settlement Date that is reasonably disapproved by Sales Agent, the Forward Seller or the Forward Purchaser promptly after reasonable notice thereof;

(b)                                 to prepare, with respect to any Shares to be sold pursuant to this Agreement and the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation, a Pricing Supplement with respect to such Shares in a form previously approved by Sales Agent and to file such Pricing Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act  within the time period required thereby and to deliver such number of copies of each Pricing Supplement as may be required to each exchange or market on which such sales were effected, in each case to the extent that delivery and filing of such a Pricing Supplement is required by applicable law, by the rules and regulations of the Commission or by the rules of such exchange or market;

(c)                                  to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Shares or (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(a)) at any time prior to having afforded Sales Agent, the Forward Seller and the Forward Purchaser a reasonable opportunity to review and comment thereon;

(d)                                 to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Shares, and during such same period to advise Sales Agent, the Forward Seller and the Forward Purchaser, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to

Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and

(e)                                  in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during a Selling Period, to use promptly commercially reasonable efforts to obtain its withdrawal; in the event any such stop order or such other order is issued outside a Selling Period, the Company will promptly advise Sales Agent, the Forward Seller and the Forward Purchaser as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

If, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, advise Sales Agent, the Forward Seller and the Forward Purchaser as to whether it intends to file (unless it has already done so) a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares.

Section 4.02                             Blue Sky.  To use commercially reasonable efforts to cause the Shares to be listed on the Principal Market and promptly from time to time to take such action as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request; to cooperate with Sales Agent or the Forward Seller in the qualification of the Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request; and to use commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the  sale of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03                             Copies of Registration Statement and Prospectus.  Except where such reports, communications, financial statements or other information is available on the Commission’s Electronic Data Gathering Analysis and Retrieval system, to furnish Sales Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as Sales Agent, the Forward Seller and the Forward Purchaser may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Sales Agent, the Forward Seller and the Forward

Purchaser and request Sales Agent and the Forward Seller to suspend offers to sell Shares (and, if so notified, Sales Agent and the Forward Seller shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise Sales Agent, the Forward Seller and the Forward Purchaser promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period Sales Agent or the Forward Seller is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04                             Rule 158.  To make generally available to its holders of the Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

Section 4.05                             Information.  To file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act in the manner and within the time periods required by the Exchange Act and to furnish to Sales Agent, the Forward Seller and the Forward Purchaser (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to Sales Agent, the Forward Seller and the Forward Purchaser (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; (ii) such additional publicly available information concerning the business and financial condition of the Company as Sales Agent, the Forward Seller or the Forward Purchaser may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (iii) such additional information as Sales Agent, the Forward Seller or the Forward Purchaser may reasonably request in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained.

Section 4.06                             Representations and Warranties.  At each Applicable Time, each delivery of a Transaction Notice, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07) and each Request Date, (i) the Company shall be deemed to have affirmed that each representation, warranty, covenant and other agreement contained in this Agreement and the Master Forward Confirmation is true and correct, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and supplements thereto), and (ii) the Company will undertake to advise Sales Agent, the Forward Seller and the Forward Purchaser if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

Section 4.07                             Opinions of Counsel.  (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Shares, (y) a Pricing Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) or (z) reasonably requested by Sales Agent, the Forward Seller or the Forward Purchaser within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”) or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, an “Opinion Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser written opinions and negative assurance letters of Goodwin Procter LLP, counsel for the Company, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, and of O’Melveny & Myers LLP, counsel for Sales Agent and the Alternative Sales Agents, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, (a) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibits B, C, D and E hereto, to the effect that Sales Agent, the Forward Seller and the Forward Purchaser may rely on such previously furnished opinions and negative assurance letters of such counsel to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (b) if such counsel has not previously furnished opinions and negative assurance letters to the effect set forth in Exhibits B, C, D and E hereto, of the same tenor as such opinions and negative assurance letters of such counsel but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.07 if the Company does not expect to deliver an Transaction Notice with respect to the Shares; provided further, that the delivery of each such opinion and negative assurance letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the Commission) shall be a condition precedent to the delivery by the Company of an Transaction Notice with respect to the Shares.

Section 4.08                             Comfort Letters.  (i) That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Shares, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, a “Comfort Letter Request Date”), the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement to furnish as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to Sales Agent, the Forward Seller and the Forward Purchaser; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such letter otherwise required by this Section 4.08 if the Company does not expect to deliver a Transaction Notice with respect to the Shares; provided further, that the delivery of each such letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the Commission) required by this Section 4.08 shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.09                             Officer’s Certificate.  (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating solely to the offering of securities other than the Shares, a Pricing Supplement or a Current Report on Form 8-K, unless reasonably requested by Sales Agent, the Forward Seller or the Forward Purchaser within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus or (ii) otherwise after each reasonable request by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be (each date of any such request by Sales Agent, the Forward Seller or the Forward Purchaser, an “Officer’s Certificate Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Sales Agent, the Forward Seller and the Forward Purchaser a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to (x) relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date and (y) include a statement setting forth the number of shares of Common Stock reserved for issuance by the Company and listed, subject to notice of issuance, on the New York Stock Exchange in connection with the Transactions less (1) any shares of Common Stock issued in connection with an Issuance hereunder or under the Alternative Sales Agency Agreements and (2) the aggregate Capped Number under all Forward Contracts entered into between the Company and the Forward Purchaser and any Forward Contracts entered into between the Company and any other Alternative Sales Agent (such number, as updated from time to time immediately following any Issuance or Forward, the “Remaining Number of Shares”); provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.09 if the Company does not expect to deliver an Transaction Notice with respect to the Shares; provided further, that the delivery of each such certificate (dated as of the date on which the most recent Form 10-Q or Form 10-K or if applicable, Form 8-K was filed by the Company with the Commission) required by this Section 4.09 shall be a condition precedent to the delivery by the Company of a Transaction Notice with respect to the Shares.

Section 4.10                             Stand Off Agreement.  Without the written consent of Sales Agent, the Forward Seller and the Forward Purchaser, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1st) Trading Day immediately prior to the date on which any Transaction Notice is delivered to Sales Agent or the Forward Seller and the Forward Purchaser, as the case may be, hereunder and ending on the first (1st) Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Transaction Notice (each a “Stand Off Period”); provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Issuance Shares pursuant to any Transaction Notice (or the sale of Forward Hedge Shares by the Forward Seller pursuant to any Transaction Notice, if applicable), (ii) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (iii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings, (iv) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons and (v) Common Stock issuable by the Company upon settlement of any Forward Contract. For the avoidance of doubt, this Section 4.10 shall not prohibit the sale of Common Stock by the Forward Seller or the Forward Purchaser. The settlement of Shares which have been sold pursuant to the Alternative Sales Agency Agreements are permitted pursuant to this Section 4.10 without the consent of Sales Agent.

Section 4.11                             Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or any reference security, whether to facilitate the sale or resale of the Shares or otherwise or (ii) during any Stand Off Period sell, bid for or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than Sales Agent, the Forward Seller or the Forward Purchaser, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M, provided, however, that this Section 4.11 shall not prohibit the Company from electing to net share settle, combination settle or cash settle any Forward Contract.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from Sales Agent, the Forward Seller or the Forward Purchaser (or, if later, at the time stated in the notice), the Company will and shall, cause each of its Affiliates to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

Section 4.12                             Prospectus Supplement Filing; Periodic Reports.  Promptly following the end of each quarterly period, the Company shall be required to file a prospectus supplement with the Commission, disclosing the number of Shares sold through Sales Agent, the Alternative Sales Agents and the Forward Seller, as the case may be, under the Sales Agency Agreements and the Master Forward Confirmation and the net proceeds received by the Company with respect to sales of the Shares pursuant to the Sales Agency Agreements and the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and any other master forward confirmations and related “supplemental confirmations” entered into with the Alternative Sales Agents relating to such quarter, together with any other information that the Company reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder.  In the alternative, to the extent permitted by the rules and regulations of the Commission, the Company in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Shares were made by or through Sales Agent, the Alternative Sales Agents and the Forward Seller, as the case may be, under the Sales Agency Agreements and the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and any other master forward confirmations and related “supplemental confirmations” entered into with the Alternative Sales Agents.

Section 4.13                             Maximum Program Amount.  The Company will promptly notify Sales Agent, the Alternative Sales Agents, the Forward Seller and the Forward Purchaser in writing when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements.  Prior to receipt of such written notice, each of Sales Agent, the Forward Seller and the Forward Purchaser shall be entitled to assume for all purposes under the Agreement that the Maximum Program Amount has not been sold pursuant to the Sales Agency Agreements.

Section 4.14                             Due Diligence.  The Company shall promptly reply to due diligence inquiries from Sales Agent, the Forward Seller, the Forward Purchaser and their respective representatives, including, without limitation, furnishing requested materials and making senior management and representatives of the Company’s registered independent accounting firm available for due diligence conference calls, upon the reasonable request of Sales Agent, the Forward Seller or the Forward Purchaser.

Section 4.15                             Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of any Issuance Shares or settlement of any Forward Contract in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.  The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.16                             Listing; Reservation of Shares; Transfer Agent.  The Company shall (a) list, subject to notice of issuance, the Shares on the New York Stock Exchange; (b) use its best efforts to maintain the listing of the Shares on the New York Stock Exchange; (c)  reserve and keep available at all times, free of pre-emptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement and the Master Forward Confirmation (including with respect to each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation); and (d) engage and maintain, at its expense, a registrar and transfer agent for the Shares.

Section 4.17                             No Dividends.  The Company shall not declare any dividend, or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of any Forward Hedge Selling Period to, and including, the last Trading Day of such Forward Hedge Selling Period.

ARTICLE V
CONDITIONS TO DELIVERY OF TRANSACTION
NOTICES AND TO SETTLEMENT

Section 5.01                             Conditions Precedent to the Right of the Company to Deliver a Transaction Notice and the Obligation of Sales Agent and the Forward Seller to Sell Shares During the Selling Period(s).  The right of the Company to deliver a Transaction Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligations of each of Sales Agent to sell Issuance Shares and the Forward Seller to sell and the Forward Purchaser to borrow the Forward Hedge Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Transaction Date and Settlement Date, of each of the following conditions:

(a)                                 Effective Registration Statement and Authorizations.  The Registration Statement shall remain effective and sales of all of the Shares (including all of the Shares issued with respect to all prior Issuances and Forwards and all of the Shares expected to be issued in connection with the Issuance or Forward specified by the current Transaction Notice) may be made by Sales Agent or the Forward Seller thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of Sales Agent, the Forward Seller and the Forward Purchaser and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.12 of this Agreement and in the Master Forward Confirmation shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or, to the Company’s knowledge, threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Shares.

(b)                                 Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company contained herein and in the Master Forward Confirmation shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Transaction Date and the related Settlement Date, as the case may be, and as of each such Transaction Date and the related Settlement Date as though made at such time.

(c)                                  Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Master Forward Confirmation to be performed, satisfied or complied with by the Company at or prior to such date.

(d)                                 No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement or the Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Contract), and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement or the Master Forward Confirmation (and, in the case of a Forward, the applicable Forward Contract).

(e)                                  Material Adverse Changes.  Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (including the documents incorporated by reference therein and any supplements thereto).

(f)                                   No Suspension of Trading In or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Shares shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the New York Stock Exchange, The Nasdaq Stock Market or NYSE Amex has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any  material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of Sales Agent, the Forward Seller or the Forward Purchaser makes it impracticable or inadvisable to proceed with the sale of Shares of the Company.

(g)                                  Comfort Letter.  On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Transaction Date and related Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to Sales Agent, the Forward Seller and the Forward Purchaser a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser to the effect required by Section 4.08.

(h)                                 No Defaults.  The execution and delivery of this Agreement, the Master Forward Confirmation and each “Supplemental Confirmation” under the Master Forward Confirmation, and the issuance or sale of the Shares and the compliance by the Company with all of the provisions hereof and thereof will not result in the Company being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)                                     Trading Cushion.  The Selling Period for any previous Transaction Notice (hereunder or under any Alternative Sales Agency Agreement) shall have expired.

(j)                                    Maximum Issuance Amount.  In no event may the Company issue a Transaction Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement, together with the aggregate Sales Price of Shares sold under the Alternative Sales Agency Agreements, would exceed the Maximum Program Amount or (II) the requested Issuance Amount or Forward Hedge Amount, as the case may be, exceeds $150,000,000 for any Issuance and any Forward, as the case may be.

(k)                                 Prospectus Supplement and Pricing Supplement.

(1)  A supplement or supplements to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties hereto, setting forth information regarding this Agreement and the Master

Forward Confirmation including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent, the Forward Seller and the Forward Purchaser on or prior to the date of sale of the Issuance Shares or Forward Hedge Shares, as applicable.

(2)  To the extent required by Section 4.01(b), a Pricing Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent, the Forward Seller and the Forward Purchaser on or prior to the date of sale of the Issuance Shares or Forward Hedge Shares, as applicable.

(l)                                     Counsel Letters.  The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to Sales Agent, the Forward Seller and the Forward Purchaser, shall have furnished to Sales Agent, the Forward Seller and the Forward Purchaser their written opinions, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Transaction Date or related Settlement Date, as the case may be, to the effect required by Section 4.07.

(m)                             Officers’ Certificate.  The Company shall have furnished or caused to be furnished to Sales Agent, the Forward Seller and the Forward Purchaser an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, signing in their respective capacities, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Transaction Date or related Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n)                                 Other Documents.  On the Closing Date and prior to each Transaction Date and Settlement Date, Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to Sales Agent, the Forward Seller and the Forward Purchaser and their respective counsel.

(o)                                 Remaining Number of Shares.  In no event may the Company issue a Transaction Notice that relates to an “Issuance” unless the number of Issuance Shares specified in such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice, and in no event may the Company issue a Transaction Notice that relates to a “Forward” unless the Capped Number set forth in the Forward Contract to be entered into in connection with such Transaction Notice is less than the Remaining Number of Shares as of the date of delivery of such Transaction Notice.

Section 5.02          Documents Required to be Delivered on each Transaction Date.  Sales Agent’s and the Forward Seller’s obligation to use commercially reasonable efforts to sell Shares pursuant to an Issuance or Forward hereunder, and the Forward Purchaser’s obligation to use commercially reasonable efforts to borrow and deliver Shares to the Forward Seller hereunder, shall additionally be conditioned upon the delivery to Sales Agent and the Forward Seller on or before the Transaction Date of a certificate in form and substance reasonably satisfactory to Sales Agent and the Forward Seller, executed by the Chief Executive Officer, the President or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Transaction Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Transaction Notice).

Section 5.03          Suspension of Sales.  The Company, Sales Agent the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Shares, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (and, in the case of any Forward Hedge Shares, the resulting Forward Contract).  The Company agrees that no such notice shall be effective against Sales Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.  Each of Sales Agent, the Forward Seller and the Forward Purchaser agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time; provided that the failure by Sales Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

ARTICLE VI
INDEMNIFICATION AND CONTRIBUTION

Section 6.01          Indemnification by the Company.  The Company agrees to indemnify and hold harmless each of Sales Agent, Forward Seller and the Forward Purchaser, each of their respective affiliates, officers, directors, employees and agents, and each Person, if any, who controls Sales Agent, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each of their officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to Sales Agent, the Forward Seller or the Forward Purchaser furnished in writing to the Company by Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, expressly for use therein, and the Company shall reimburse Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, their officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02          Indemnification by Sales Agent and the Forward Seller. Each of Sales Agent and the Forward Seller agrees to indemnify and hold harmless the Company, its affiliates, officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to Sales Agent and the Forward Seller furnished to the Company by or on behalf of Sales Agent and the Forward Seller, as the case may be, expressly for use therein, and Sales Agent and the Forward Seller shall reimburse the Company, its officers, directors, employees and agents, and each Controlling Person of the Company, for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof.

Section 6.03          Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or Section 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced (through the forfeiture of substantive rights and defenses) by the failure to give such notice, the indemnification provided for in Section 6.01 or Section 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or Section 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

Section 6.04          Contribution.  If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities among the Company, on the one hand, and Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand from the offering of the Shares to which such losses, claims, damages or liabilities relate.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser, shall be deemed to be in the same respective proportions as (a) in the case of the Company, (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, or (y) the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Price for such Issuance, as applicable, (b) in the case of Sales Agent, the Actual Sold Issuance Amount for each Issuance under this Agreement, multiplied by the Issuance Selling Commission for such Issuance, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of the Forward Purchaser, the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts executed in connection with this Agreement. The relative fault of the Company, on the one hand, and Sales Agent, the Forward Seller and the Forward Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser agrees that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.04, (i) neither Sales Agent nor the Forward Seller shall in any event be required to contribute any amount in excess of the aggregate Issuance Selling Commissions or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the net Spread (as such term is defined in the Master Forward Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6.04 each officer, director, employee and agent of Sales Agent, the Forward Seller or the Forward Purchaser, and each Controlling Person of each, shall have the same rights to contribution as Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The obligations of the Company,

Sales Agent, the Forward Seller and the Forward Purchaser under this Article VI shall be in addition to any liability that each may otherwise have.

ARTICLE VII
TERMINATION

Section 7.01          Term.  Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02          Termination by Sales Agent, the Forward Seller or the Forward Purchaser.  Each of Sales Agent, the Forward Seller or the Forward Purchaser may, in its sole discretion at any time, terminate the right of the Company to effect any Issuances or Forwards under this Agreement.

Section 7.03          Termination by the Company.  The Company may, in its sole discretion at any time, terminate this Agreement.

Section 7.04          Liability; Provisions that Survive Termination.  If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s, Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s respective obligations in respect of all prior Transaction Notices, and provided further that in any case the provisions of Article VI, Article VII, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Sales Agent, the Forward Seller or the Forward Purchaser or any of their respective officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Shares and payment therefor, (iii) the settlement of any Forward Contract or (iv) any termination of this Agreement or the Master Forward Confirmation and any “Supplemental Confirmation” executed in connection with the Master Forward Confirmation.

ARTICLE IX
MISCELLANEOUS

Section 9.01          Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with Sales Agent, the Forward Seller and the Forward Purchaser prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or the Master Forward Confirmation or any of the transactions contemplated hereby or thereby that includes information related to this Agreement or the Master Forward Confirmation or transactions contemplated hereby or thereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02          Expenses.  The Company covenants and agrees with Sales Agent, the Forward Seller and the Forward Purchaser that the Company shall pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to Sales Agent and the Forward Seller and the Principal Market; (ii) Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses, of O’Melveny & Myers LLP, counsel for the Sales Agent and Davis Polk & Wardwell LLP, counsel for the Forward Seller and Forward Purchaser, respectively, (up to, together with the expenses and fees pursuant to Section 9.02 of the Alternative Sales Agency Agreements, $200,000 in the aggregate), in connection with this Agreement and the Master Forward Confirmation and the Registration Statement and any Issuances or Forwards hereunder and ongoing services in connection with the transactions contemplated hereunder; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and the Master Forward Confirmation and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Shares on the Principal Market and any filing fees incident to any required review by FINRA of the terms of the sale of the Shares in connection with this Agreement and the Master Forward Confirmation and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for Sales Agent and counsel for the Forward Seller and the Forward Purchaser), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02.  During the term of this Agreement, the Company shall pay Sales Agent’s, the Forward Seller’s and the Forward Purchaser’s attorneys’ fees for their quarterly due diligence review, together with the Alternative Sales Agents’ attorney fees for their quarterly due diligence review (amount not to exceed $15,000 in the aggregate per fiscal quarter).

Section 9.03          Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this

Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Attention: Legal Department, Facsimile No.: (703) 329-4830, with a copy (which shall not constitute notice) to: Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Attention Gilbert G. Menna, Esq. and John O. Newell, Esq., Facsimile No.: (617) 523-1231; (ii) if to Sales Agent to: [•], with a copy (which shall not constitute notice) to: O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, CA 94111, Attention: Peter T. Healy, Esq., Facsimile No.: (415) 984-8701 and (iii) if to the Forward Seller: [•], with a copy (which shall not constitute notice) to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Mark M. Mendez.  Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile.  Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04          Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05          Amendment and Waiver.  This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced.  Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred.  Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06          No Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, Sales Agent, the Forward Seller or the Forward Purchaser.  Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI.  This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07          Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08          Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09          Titles and Headings.  Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10          Governing Law; Jurisdiction.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11          Waiver of Jury Trial.  Each of the Company, Sales Agent, the Forward Seller and the Forward Purchaser hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the Master Forward Confirmation or any transaction contemplated hereby or thereby.

Section 9.12          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 9.13          Adjustments for Stock Splits, etc.  The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted by Sales Agent to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14          No Fiduciary Duty.  The Company acknowledges and agrees that each of Sales Agent, the Forward Seller and the Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the transactions contemplated hereby or by the Master Forward Confirmation) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that Sales Agent, the Forward Seller or the Forward Purchaser is acting in such capacity in connection with the transactions contemplated hereby.  None of Sales Agent, the Forward Seller or the Forward Purchase and their respective Affiliates shall have obligations to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement and the Master Forward Confirmation, and each of Sales Agent, the Forward Seller and the Forward Purchaser and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company.  Additionally, none of Sales Agent, the Forward Seller or the Forward Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby.  In addition, each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Article VI, and is fully informed regarding such provisions.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and none of Sales Agent, the Forward Seller or the Forward Purchaser and their respective Affiliates shall have responsibility or liability to the Company with respect thereto.  Any review by Sales Agent, the Forward Seller or the Forward Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Sales Agent, the Forward Seller or the Forward Purchaser, as the case may be and shall not be on behalf of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

AVALONBAY COMMUNITIES, INC., as Company

By:
Name:
Title:

[Signature Page to Sales Agency Financing Agreement]

[•], as Sales Agent

By:
Name:
Title:

[Signature Page to Sales Agency Financing Agreement]

[•], as Forward Seller

By:
Name:
Title:

[Signature Page to Sales Agency Financing Agreement]

[•], as Forward Purchaser

By:
Name:
Title:

[Signature Page to Sales Agency Financing Agreement]

EXHIBIT A

TRANSACTION NOTICE

, 20

[Bank Name]

[Address]

Attention:	[•]
(facsimile number: [•])

Email:	[•]

Reference is made to the Sales Agency Financing Agreement among AvalonBay Communities, Inc. (the “Company”), [•] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, “Sales Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), and [•], as counterparty under any Forward Contract (the “Forward Purchaser”), dated as of December 1, 2015 (the “Sales Agency Financing Agreement”).  Capitalized terms used in this Transaction Notice without definition shall have the respective definitions ascribed to them in the Sales Agency Financing Agreement. This Transaction Notice relates to [an “Issuance”](1) [a “Forward”](2). The Company confirms that all conditions to the delivery of this Transaction Notice are satisfied as of the date hereof.

[The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, and including, the first Trading Day of the Forward Hedge Selling Period to, and including, the last Trading Day of the Forward Hedge Selling Period.](3)

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agency Financing Agreement is true and correct on the date hereof, and that the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue

(1)   Insert for a Transaction Notice that relates to an “Issuance.”

(2)   Insert for a Transaction Notice that relates to a “Forward.”

(3)   Insert for a Transaction Notice that relates to a “Forward.”

statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Transaction Notice (determined pursuant to Section 2.03(b) of the Sales Agency Financing Agreement):

Number of Days in [Issuance](4) [Forward Hedge](5) Selling Period:

First Date of [Issuance](6) [Forward Hedge](7) Selling Period:

[Issuance](8) [Forward Hedge](9) Amount: $

[Forward Hedge Selling Commission Rate:        %

Forward Price Reduction Dates	Forward Price Reduction Amounts

$

$

Regular Dividend Amounts:

For any calendar quarter ending on or prior to [December 31, 20[ ]]:	$	[ ]

For any calendar quarter ending after [December 31, 20[ ]]:	$	[ ]	](10)

[Term:                    [Days][Months]](11):

Floor Price (Adjustable by Company during the [Issuance](12) [Forward Hedge](13) Selling Period, and in no event less than $1.00 per share): $      per share

(4)   Insert for a Transaction Notice that relates to an “Issuance.”

(5)   Insert for a Transaction Notice that relates to a “Forward.”

(6)   Insert for a Transaction Notice that relates to an “Issuance.”

(7)   Insert for a Transaction Notice that relates to a “Forward.”

(8)   Insert for a Transaction Notice that relates to an “Issuance.”

(9)   Insert for a Transaction Notice that relates to a “Forward.”

(10) Insert for a Transaction Notice that relates to a “Forward.”

(11) Insert for a Transaction Notice that relates to a “Forward.”

Comments:

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title: [CEO, President, Chief Financial Officer, Senior Vice President-Finance or Treasurer]

(continued….)

(12) Insert for a Transaction Notice that relates to an “Issuance.”

(13) Insert for a Transaction Notice that relates to a “Forward.”

EXHIBIT B-1

Form of Corporate Opinion of Goodwin Procter LLP, Counsel for the Company

B-1-1

EXHIBIT B-2

Form of Forward Opinion of Goodwin Procter LLP, Counsel for the Company

B-2-1

EXHIBIT C

Form of Tax Opinion of Goodwin Procter LLP, Counsel for the Company

C-1

EXHIBIT D

Form of Negative Assurance Letter of Goodwin Procter LLP, Counsel for the Company

D-1

EXHIBIT E

Form of Opinion and Negative Assurance Letter of O’Melveny & Myers LLP

E-1

SCHEDULE 1

Sales Agent

[•]

Attention:	[•]

Email:	[•]

Address:	[•]

Forward Seller

[•]

Attention:	[•]

Email:	[•]

Address:	[•]

Forward Purchaser

[•]

Attention:	[•]

Email:	[•]

Address:	[•]

S-1

AVALONBAY COMMUNITIES, INC.

Kevin P. O’Shea

Telephone:	(703) 317-4654
Facsimile:	(703) 329-9149
E-mail:	kevin_oshea@avalonbay.com
Address:	Ballston Tower 671 N. Glebe Road, Suite 800 Arlington, Virginia 22030

Edward M. Schulman, Esq.

Telephone:	(703) 317-4639
Facsimile:	(703) 329-4830
E-mail:	ted_schulman@avalonbay.com
Address:	Ballston Tower 671 N. Glebe Road, Suite 800 Arlington, Virginia 22030

Joanne M. Lockridge

Telephone:	(203) 319-4926
E-mail:	joanne_lockridge@avalonbay.com
Address:	1499 Post Road, Second Floor Fairfield, Connecticut 06824

S-2